UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2022

Olo Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40213	20-2971562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hudson Street 10th Floor New York, NY		10013
(Address of Principal Executive Offices)		(Zip Code)
(212) 260-0895
Registrant's telephone number, including area code

285 Fulton Street
One World Trade Center
82nd Floor
New York, NY 10007
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	OLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01. Other Events.
Effective December 1, 2022, the principal executive offices of Olo Inc. (the “Company”) have changed to 99 Hudson Street, 10th Floor, New York, New York 10013. All future correspondence and communications from stockholders and others to the Company should be directed to this address to the attention of the Corporate Secretary, including stockholder proposals and director nominations for the Company’s 2023 Annual Meeting of Stockholders. See the Company’s Amended and Restated Bylaws and the Company’s Proxy Statement, filed with the Securities Exchange Commission on March 22, 2021 and April 26, 2022, respectively, for more information on the requirements of such proposals and nominations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olo Inc.
Dated: December 5, 2022

By:	/s/ Noah H. Glass
Noah H. Glass Chief Executive Officer (Principal Executive Officer)